Exhibit 4-3

CENTRAL MAINE POWER COMPANY

and

THE BANK OF NEW YORK,

                                                         As Trustee

_____________________________________

SIXTH SUPPLEMENTAL INDENTURE

Dated as of April 1, 2005

To

Indenture

Dated as of August 1, 1989

Medium-Term Notes, Series F

____________________________________

                        SIXTH SUPPLEMENTAL INDENTURE, dated as of April 1, 2005 (this "Sixth Supplemental Indenture") is between CENTRAL MAINE POWER COMPANY, a Maine corporation (hereinafter called the "Issuer" or the "Company"), having its principal office at 83 Edison Drive, Augusta, Maine 04336, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, N.Y. 10286; Attn: Corporate Trust Administration.

Recitals of the Issuer

                        The Issuer and the Trustee have heretofore entered into an Indenture, dated as of August 1, 1989, as supplemented by the First Supplemental Indenture, dated as of August 7, 1989, the Second Supplemental Indenture, dated as of January 10, 1992, the Third Supplemental Indenture, dated as of December 15, 1994, the Fourth Supplemental Indenture dated as of February 26, 1998 and the Fifth Supplemental Indenture, dated as of May 18, 2000 (such Indenture, as heretofore supplemented and as supplemented by this supplemental indenture being hereinafter referred to as the "Indenture"), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. As of April 1, 2005, $230,700,000 in aggregate principal amount of Medium-Term Notes, Series E are outstanding, and no Medium-Term Notes, Series A, B, C or D are outstanding. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Indenture.

                        The Indenture provides in Article Three thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Board Resolution) or established in one or more indentures supplemental thereto. The Issuer desires by this supplemental indenture to establish the form of the Securities of a series, to be titled "Medium-Term Notes, Series F" of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 3.1 and 10.1(e) of the Indenture. The Issuer has duly authorized the execution and delivery of this supplemental indenture.

                        Article Ten of the Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto for certain purposes enumerated in Section 10.1 thereof, including the establishment of the form or terms of any Securities as permitted by Section 3.1 thereof.

                        The execution and delivery of this supplemental indenture by the parties hereto are in all respects authorized by the provisions of the Indenture.

                        All things necessary have been done to make this supplemental indenture a valid agreement of the Issuer, in accordance with its terms.

                        NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

                        For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

ARTICLE ONE

Establishment of Medium-Term Notes, Series F

                        Section 1.01.  The title of the series of the Securities established by this supplemental indenture shall be "Medium-Term Notes, Series F" of the Issuer (hereinafter called the "Series F Notes"). The Series F Notes shall be substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.

                        Section 1.02.   The Series F Notes shall be limited to $500,000,000 in aggregate principal amount, determined in accordance with the definition of "Outstanding" in Section 1.1 (including the final paragraph thereof) of the Indenture.

                        Section 1.03.   The Series F Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities, except in each case as otherwise provided in an Issuer Order with respect to any Series F Notes. The Depository for such Global Security or Global Securities representing Series F Notes may surrender one or more Global Securities representing Series F Notes in exchange in whole or in part for individual Series F Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.4 of the Indenture.

                        Section 1.04.   The Issuer hereby appoints, or confirms the appointment of, The Bank of New York as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents). An Authenticating Agent may be appointed for the Series F Notes under the circumstances set forth in, and subject to the provisions of, the Indenture.

                        Section 1.05.   If the Trustee shall cease to be Securities Registrar for the Series F Notes, the Issuer shall, upon the written request of the Trustee, establish by an Officers' Certificate the applicable dates for the purpose of clause (a) of Section 5.1 of the Indenture with respect to any Series F Notes that do not bear interest.

                        Section 1.06.   So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company shall, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, provide to each Holder of such restricted securities and to each prospective purchaser (as designated by such Holder) of such restricted securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the 1933 Act, including annual audited financial statements and related reports of independent auditors to the extent reasonably available.

                        Section 1.07.   The terms of the Series F Notes shall be as set forth in Exhibit A hereto, and shall include the payment and other terms reflected on the respective Series F Notes as actually executed, authenticated and delivered under the Indenture. Without limiting the generality of the foregoing, specific terms of particular Series F Notes (including any interest rate formulas not specified in Exhibit A hereto, any redemption, sinking fund or other repayment terms that differ from the provisions of Article Fourteen or Fifteen of the Indenture and any terms for satisfaction and discharge of the Indenture that differ from the provisions of Article Twelve of the Indenture) may be determined in accordance with or pursuant to the Issuer Order with respect thereto, as referred to in Section 3.3 of the Indenture.

ARTICLE TWO

Miscellaneous

                        Section 2.01.   The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

                        Section 2.02.   This supplemental indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                        Section 2.03.   If any provision of this supplemental indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

                        Section 2.04.   The Article headings herein are for convenience only and shall not affect the interpretation hereof.

                        IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

CENTRAL MAINE POWER COMPANY
By: /s/R. Scott Mahoney Name: R. Scott Mahoney Title: Vice President - Controller, Treasurer & Clerk
THE BANK OF NEW YORK
By: /s/Kisha A. Holder Name: Kisha A. Holder Title: Assistant Vice President

:

Exhibit A

[FORM OF FACE OF NOTE]

            THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, REPRESENTS AND AGREES THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC SALE OR DISTRIBUTION AND AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), ONLY (1) TO THE COMPANY, (2) SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN BY THE SELLER THAT THE OFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES, AND SUBJECT IN THE CASE OF CLAUSES (2) AND (3) ABOVE, IN THE CASE OF THE TRANSFER OF ANY NOTE NOT HELD IN BOOK-ENTRY FORM, TO THE RECEIPT BY THE COMPANY OF A CERTIFICATE OF THE HOLDER TRANSFERRING SUCH NOTE SPECIFYING THE EXEMPTION IN RELIANCE UPON WHICH SUCH TRANSFER IS BEING MADE AND SUBJECT IN EACH CASE TO THE DISPOSITION OF THE HOLDER'S PROPERTY BEING AT ALL TIMES IN ITS CONTROL. THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO SUCH PURCHASER BEFORE THE SALE A COPY OF A NOTICE TO INVESTORS DESCRIBING SUCH RESTRICTIONS. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR PROVIDE ALTERNATIVE PROCEDURES IN COMPLIANCE WITH APPLICABLE LAW AND PRACTICES RELATING TO RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CENTRAL MAINE POWER COMPANY

MEDIUM-TERM NOTE, SERIES F

If applicable, the "Total Amount of OID," "Yield to Maturity" and "Initial Accrual Period OID" (computed under the designated method) below will be completed solely for the purposes of applying the Federal income tax original issue discount ("OID") rules.

Floating Rate Note [ ] ______% Fixed Rate Note [ ]
Original Issue Date: Interest Accrual Date: Interest Payment Dates: Maturity Date: Redemption Date(s): Repayment Date(s): Total Amount of OID: Yield to Maturity: Initial Accrual: Period OID:	Principal Amount: Issue Price: Redemption Price(s): Repayment Price(s): Optional Interest Rate Reset: Extendible: Final Maturity Date: Other Provisions:
Only Applicable if this is a Floating Rate Note:
Initial Interest Rate: Index Maturity: Base Rate: Interest Reset Period: Interest Reset Dates: Interest Determination Dates: Interest Payment Period: Calculation Dates:	Spread (plus or minus): Spread Multiplier: Maximum Interest Rate: Minimum Interest Rate:

                        Central Maine Power Company, a Maine corporation (the "Company," which term includes any successor issuer under the Indenture hereinafter referred to), for value received hereby promises to pay to _____________________ or registered assigns, the principal sum of ___________________ Dollars on the "Maturity Date," as set forth above, and to pay interest hereon as described on the reverse hereof.

                        The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                        Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                        IN WITNESS WHEREOF, Central Maine Power Company has caused this instrument to be duly executed under its corporate seal.

CENTRAL MAINE POWER COMPANY
(seal)	By: Name: Title:
Attest: By: Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee
By: Authorized Signatory

[FORM OF REVERSE OF NOTE]

CENTRAL MAINE POWER COMPANY

MEDIUM-TERM NOTE, SERIES F

            1.        This Note is one of a duly authorized issue of unsecured debt securities (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of August 1, 1989 between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of August 7, 1989, the Second Supplemental Indenture, dated as of January 10, 1992, the Third Supplemental Indenture, dated as of December 15, 1994, the Fourth Supplemental Indenture, dated as of February 26, 1998, the Fifth Supplemental Indenture dated as of May 18, 2000 and the Sixth Supplemental Indenture dated as of April 1, 2005, and as further amended and supplemented (herein called the "Indenture"), to which Indenture reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series designated on the face hereof as Medium-Term Notes, Series F (the "Notes"), limited to $500,000,000 in aggregate principal amount. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

            2.        A.         The record date (the "Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (unless otherwise shown on the face hereof or as specified below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and the succeeding Interest Payment Date will be made on the Interest Payment Date following the immediately succeeding Regular Record Date to the registered owner on such immediately succeeding Regular Record Date; and provided, further, that interest payable at Maturity will be payable to the person to whom principal shall be payable. "Maturity" means the date on which the principal amount hereof becomes due and payable, whether at Stated Maturity or earlier by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name this Note is registered on the close of business on a subsequent record date established by notice given by mail, by or on behalf of the Company to such Holder not less than fifteen days preceding such subsequent record date, such record date to be not less than ten days preceding the date for payment of such defaulted interest, or may be paid as more fully provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (b) with respect to a LIBOR Note, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. In connection with any calculations, all percentages will be rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards, and all dollar amounts used in or resulting from such calculations on the Notes will be rounded to the nearest one cent (with one-half cent being rounded upwards).

                      B.         If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount from its Original Issue Date at the rate per annum stated on the face hereof until the principal amount hereof is paid or made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semi-annually each September 1 and March 1 (each an "Interest Payment Date"), commencing (except as set forth above in the case of a Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date) with the Interest Payment Date immediately following the Original Issue Date and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest shall accrue by reason of such delayed payment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months (unless otherwise shown on the face hereof or as specified below).

                      C.         If this is a Floating Rate Note, the Company promises to pay interest on the principal amount from its Original Issue Date at a rate or rates determined in accordance with the provisions below under the headings "Determination of CD Rate," "Determination of Commercial Paper Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate," or "Determination of Treasury Rate," depending upon whether the Base Rate specified on the face hereof is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or Treasury Rate, respectively, until the principal hereof is paid or duly made available for payment.

                        The rate of interest on each Floating Rate Note shall be reset on the day or days specified on the face hereof (each an "Interest Reset Date") on a daily, weekly, monthly, quarterly, semi-annual or annual basis (the "Interest Reset Period") as specified on the face hereof. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, (i) if the Base Rate is LIBOR and such Business Day is in the immediately succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is Treasury Rate and the Interest Reset Date falls on a date which is an auction date (as described below), the Interest Reset Date shall be the following day that is a Business Day.

                        The Company will pay interest monthly, quarterly, semi-annually or annually or otherwise, in each case as specified on the face hereof under "Interest Payment Period" commencing with the first Interest Payment Date specified on the face hereof immediately succeeding the Original Issue Date. Unless otherwise specified on the face hereof, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Period, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Period, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes with a semi-annual Interest Reset Period, on the third Wednesday of each of the two months specified on the face hereof; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Period, on the third Wednesday of one month of each year specified on the face hereof and, in each case, at Maturity.

                        If any Interest Payment Date other than at Maturity for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the immediately succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If Maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the immediately succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

                        Unless otherwise indicated on the face hereof, interest payments on each Interest Payment Date and at Maturity for Floating Rate Notes will include accrued interest from and including the Original Issue Date or the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the date of Maturity. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day will be computed by dividing the interest rate (calculated as set forth below) applicable to such day by 360 if the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, if the Base Rate is Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to the immediately preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to on the face hereof and to any adjustment by a Spread and/or a Spread Multiplier referred to on the face hereof; provided, however, that the interest rate in effect for the period from and including the Original Issue Date to but excluding the first Interest Reset Date will be the "Initial Interest Rate" set forth on the face hereof. The interest rate hereon will in no event be higher than the maximum rate permitted by applicable law.

                        The interest rate for each Interest Reset Period for a Floating Rate Note will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Interest Reset Period. Unless otherwise specified on the face hereof, the "Interest Determination Date" pertaining to an Interest Reset Date will be, if the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate or Prime Rate, the second Business Day immediately preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day immediately preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is Treasury Rate, the day of the week in which such Interest Reset Date falls on which direct obligations of the United States ("Treasury bills") of the Index Maturity specified on the face hereof would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date for any Note the Base Rate for which is the Treasury Rate occurring in the immediately succeeding week. If an auction falls on a day that is an Interest Reset Date for any Note the Base Rate for which is the Treasury Rate, such Interest Reset Date will be the first Business Day immediately following such auction date.

                        Unless otherwise specified on the face hereof, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or if such day is not a Business Day, the immediately succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

                        Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

                        Determination of CD Rate. If the Base Rate indicated on the face hereof is the CD Rate, the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source, on the related Calculation Date, then the CD Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date of three leading non-bank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York, selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000. In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such Interest Determination Date will be the CD Rate in effect on that Interest Determination Date.

                        Determination of Commercial Paper Rate. If the Base Rate indicated on the face hereof is the Commercial Paper Rate, the interest rate shall equal the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date specified on the face hereof for Commercial Paper having the Index Maturity specified on the face hereof, as such rate is published in H.15(519), under the heading "Commercial Paper-Nonfinancial" or, if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate for such Interest Determination Date will be the Money Market Yield of the rate set forth in H.15 Daily Update or such other electronic source for the purpose of displaying such rate on that Interest Determination Date for Commercial Paper having the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper-Nonfinancial." If such rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Determination Date shall be the Money Market Yield of the rate for the first preceeding day for which such rate is set forth in H.15(519) opposite the Index Maturity designated and under the heading "Commercial Paper - Nonfinancial." In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as specified herein, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate on that Interest Determination Date.

                        "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =       R X 360     x 100
                            360 - (R X D)

where "R" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "D" refers to the actual number of days in the interest period for which interest is being calculated.

                        Determination of Federal Funds Rate. If the Base Rate indicated on the face hereof is the Federal Funds Rate (Effective), the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Moneyline Telerate Page 120 or, if such rate is not so published in H.15(519) or does not appear on Moneyline Telerate Page 120 by 5:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will then be the rate on such Interest Determination Date set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the heading "Federal Funds (Effective Rate)," or if such rate does not appear on Moneyline Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 5:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the heading "Federal Funds (Effective)," as such rate is displayed on Moneyline Telerate Page 120. If the Base Rate indicated on the face hereof is the Federal Funds Rate -- Open, the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof for the Federal Funds under the heading "Federal Funds" and opposite the caption "Open," as such rate is displayed on Moneyline Telerate Page 5, or if such rate does not appear on Moneyline Telerate Page 5 by 5:00 P.M., New York City time, on the related Calculation Date, the Rate for such Interest Determination Date will be the rate for the day displayed on FEDSPREB Index on Bloomberg, which is the Fed Funds Opening Rate as reported by Prebon Yamane on Bloomberg. If that rate does not appear on Moneyline Telerate Page 5 or FEDSPREB Index on Bloomberg, the rate for the Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds, as of 9:00 A.M., New York City time, on that day as supplied to the Calculation Agent.

                        In each of the above cases the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate with respect to such Interest Determination Date will be the Federal Funds Rate in effect on that Interest Determination Date.

                        Determination of LIBOR. If the Base Rate indicated on the face hereof is LIBOR, the interest rate with respect to each Interest Determination Date specified on the face hereof shall be determined in accordance with the following provisions:

(i)        With respect to any such Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following the related LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Moneyline Telerate" is specified on the face hereof, the rate for deposits in United States dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, which appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on that Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Moneyline Telerate, whichever may be applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the rate described in clause (ii) below had been specified.

(ii)       With respect to any such Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR page with respect to LIBOR Moneyline Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in United States dollars for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such related LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in The City of New York, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading banks, having the Index Maturity specified on the face hereof in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.

In each of the above cases the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. If the banks selected as aforesaid by the Calculation Agent are not quoting as set forth above, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

                        "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Reuters" is designated on the face hereof), or (b) the display on the Moneyline Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Moneyline Telerate" is designated on the face hereof). If neither LIBOR Reuters nor LIBOR Moneyline Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Moneyline Telerate (or any successor service) had been chosen.

                        Determination of Prime Rate. If the Base Rate indicated on the face hereof is the Prime Rate, the interest rate shall equal the rate on each Interest Determination Date specified on the face hereof as set forth in H.15(519) under the heading "Bank Prime Loan." If such rate is not published in H.15(519) by 5:00 P.M., New York City time, on the day that is one New York City Banking Day following the Interest Determination Date, the rate for that Interest Determination Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the heading "Bank Prime Loan." In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

                        If the Prime Rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 5:00 P.M., New York City time, on the day that is one New York City Banking Day following the Interest Determination Date, the rate for that Interest Determination Date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption "Bank Prime Loan."

                        Determination of Treasury Rate. If the Base Rate indicated on the face hereof is the Treasury Rate, the interest rate shall equal the rate for an Interest Determination Date on which United States Treasury Bills are auctioned for that day which appears on either Moneyline Telerate Page 56 or Moneyline Telerate Page 57 opposite the Designated Maturity under the heading "INVEST RATE." If on the Calculation Date for an interest period United States Treasury bills of the Designated Maturity have been auctioned on an Interest Determination Date during the interest period but such rate for such Interest Determination Date does not appear on either Moneyline Telerate Page 56 or Moneyline Telerate Page 57, the rate for that Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate for that date in respect to the designated maturity under the heading "U.S. Government securities/Treasury bills/Auction high." If on the Calculation Date for an interest period United States Treasury bills of the Designated Maturity have been auctioned on an Interest Determination Date during the interest period but such rate for such Interest Determination Date does not appear on either Moneyline Telerate Page 56 or Moneyline Telerate Page 57 and such rate is not set forth in H.15 Daily Update in respect of the Designated Maturity under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for the Interest Determination Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of Treasury. If the United States Treasury bills of the Designated Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and an Interest Determination Date would have occurred if such Treasury bills had been auctioned during that seven-day period, an Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for that Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15(519) for that day opposite the Designated Maturity under the caption "U.S. Government securities/Treasury bills/Secondary market." If on the Calculation Date for an interest period such rate for and Interest Determination Date in that interest period is not yet published in H.15(519), the rate for that Interest Determination Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Designated Maturity under the caption "U.S. Government securities/Treasury bills/Secondary market." If on the Calculation Date for an interest period such rate for and Interest Determination Date in that interest period is not yet published in H.15(519), H.15 Daily Update, or such other recognized electronic source, the rate for the Interest Determination Date will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates of the Reference Dealers as of approximately 3:30 p.m., New York City time, on that day for the issue of United States Treasury bills with a remaining maturity closest to the Designated Maturity.

                        For the purposes of this paragraph, "Reference Dealer" means a primary United States government securities dealer in New York City chosen by the Calculation Agent.

                        "Bond Equivalent Yield" of any auction average rate means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =              DXN          x 100
                               360 - (D x M)

where "D" refers to the per annum auction average rate quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to, if the Designated Maturity approximately corresponds to the length of the Interest Period for which the Bond Equivalent Yield is being calculated, the actual number of days in that Interest Period and, otherwise, the actual number of days in the period from, and including, the applicable Interest Reset Date to, but excluding, the day that numerically corresponds to that Interest Reset Date (or, if there is not any such numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the Designated Maturity after the month in which that Interest Reset Date occurred.

                        In each of the above cases, the rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

                        Initially, The Bank of New York, shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

                        Interest Rate Reset. If specified on the face hereof, the Company has the option to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, on the date or dates specified on the face hereof (each an "Optional Reset Date") and on the basis or formula, if any, for such resetting specified on the face hereof.

                        The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for this Note. Not later than 40 days prior to such Optional Reset Date, the Paying Agent will send to the Holder hereof a Notice (the "Reset Notice"), by facsimile transmission, hand delivery or letter (first class, postage prepaid), setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of the principal amount of this Note (each period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

                        Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, in either case provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a new Spread and/or Spread Multiplier which results in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Paying Agent to send by facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or new Spread and/or Spread Multiplier, as the case may be, to the Holder. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or new Spread and/or Spread Multiplier, in the case of a Floating Rate Note.

                        If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier on an Optional Reset Date, the Holder will have the option to elect repayment by the Company on such Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date on which the interest rate or the Spread and/or Spread Multiplier is reset, the Holder must follow the procedures set forth in paragraph 5 below for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 5:00 p.m. New York City time on the tenth day, whether or not a Business Day, prior to such Optional Reset Date.

                        Extendible Notes. If specified on the face hereof, the Company has the option to extend the Stated Maturity of this Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date of final maturity, which shall in no event be more than thirty years from the Original Issue Date of this Note (the "Final Maturity Date"), and Exhibit A hereto will set forth each applicable Extension Period, the Final Maturity Date and any other terms and conditions applicable to such option.

                        The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Paying Agent of such exercise, the Paying Agent will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by facsimile transmission, hand delivery or letter (first class, postage prepaid), to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Paying Agent of an Extension Notice to the Holder hereof, the Stated Maturity of this Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

                        Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a new Spread and/or Spread Multiplier which results in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Paying Agent to send by facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or new Spread and/or Spread Multiplier, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or new Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

                        If the Company elects to extend the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder must follow the procedures set forth in paragraph 5 below for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth day prior to the Original Stated Maturity Date.

                        Combination of Provisions. If so specified on the face hereof, this Note may be subject to all of the provisions, or any combination of the provisions, described above under "Interest Rate Reset" and "Extendible Notes."

                        3.          Payments of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable Regular Record Date, unless otherwise agreed to by the Company. The principal amount hereof and any premium and the interest payable at Maturity will be paid at Maturity against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

                        4.          If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) (expressed as a percentage of the principal amount hereof) set forth on the face hereof, together with interest accrued and unpaid hereon to such Redemption Date. If no such Redemption Date is set forth on the face hereof, this Note may not be so redeemed prior to the Maturity Date specified on the face hereof. If fewer than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor or terms not previously called for redemption. Such selection shall be of principal amounts in increments of $1,000 (provided that any remaining principal of any Note shall be at least $1,000). Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor or terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.

                        5.          If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the related Repayment Price(s) (expressed as a percentage of the principal amount hereof) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid prior to the Maturity Date specified on the face hereof. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest accrued and unpaid hereon to such Repayment Date. In order for this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent must receive not less than 30 but not more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor or terms, the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

                        6.          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If this is an Original Issue Discount Note and the principal amount hereof is declared to be due and payable, the amount of principal due and payable with respect to this Note shall be limited to the Amortized Face Amount of this Note as of the date of such declaration. If this Note is an Original Discount Note that does not bear stated interest, the "Amortized Face Value" hereof shall be the issue price (increased by any accruals of discount). For purposes of determining the amount of discount that has accrued from the date of issue to the date of declaration for an Original Issue Discount Note, the discount shall be accrued using a constant yield method. The constant yield shall be calculated using a 30-day month, 360-day year convention, an annual compounding period, the yield to maturity set forth in the applicable Pricing Supplement and an assumption that the maturity of such Original Issue Discount Note will not be accelerated. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code, but in no event shall the Amortized Face Amount of this Note exceed the principal amount hereof. An Original Issue Discount Note is a Note, including any Zero-Coupon Note, that has a stated redemption price at its Maturity Date that exceeds its Issue Price by at least 0.25% of its principal amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

                        7.          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and past defaults under the Indenture and their consequences with respect to such series. In the case of any such waiver, the Holder of this Note shall be restored to his former position and rights hereunder, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any related Event of Default shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                        8.          No reference herein to the Indenture and no provision of this Note or of the Indenture shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and premium, if any, and interest on this Note at the places, at the times, at the rates, in the amounts and in the coin or currency as prescribed herein and in the Indenture.

                        9.          Notes will be issued in minimum denominations of $100,000 or any integral multiple of $1,000 over such minimum denomination.

                        10.          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York. Every Note presented for registration of transfer shall (if so required by the Company or the Securities Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and terms of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                        The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of fifteen days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or to exchange any such Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part.

                        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                        11.          So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company shall, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, provide to each Holder of such restricted securities and to each prospective purchaser (as designated by such Holder) of such restricted securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the 1933 Act, including annual audited financial statements and related reports of independent auditors to the extent reasonably available.

                        12.          Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                        13.          The Indenture and this Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maine, and for all purposes this Indenture shall be construed in accordance with the laws of said State, except that the rights and duties of the Trustee shall be governed by the laws of the State of New York.

ASSIGNMENT

                        FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

Please insert social security or other identifying number of assignee	Please print or typewrite name and address of assignee

_________________________________________________________________

_________________________________________________________________

the within Note of Central Maine Power Company and does hereby irrevocably constitute and appoint ____________________________________ attorney to transfer the said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:	Notice: The signature on this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT*

                        The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at __________________________ ________________________________________________________________
          Please print or typewrite name and address of the undersigned

                        If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof that the Holder elects to have repaid ________________________________ and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ____________________________.

Date:	Signature

* Note: This option is not available to a holder unless this Note contains an express provision granting to the holder hereof an option to elect repayment.